UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MASSEY ENERGY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was sent to shareholders of Massey Energy Company on May 1, 2006.

Massey Energy Company

4 North, 4th Street

Richmond, VA 23219

May 1, 2006

IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

Massey Energy Company’s

OFFICIAL

Proxy Card is BLUE

VOTE EACH AND EVERY

BLUE PROXY CARD YOU RECEIVE

DO NOT VOTE

ANY WHITE PROXY CARD YOU RECEIVE

Thank you,

Your Board of Directors

YOUR VOTE IS VERY IMPORTANT!

•	We urge you to support your current Board of Directors by voting FOR all of the proposals on the enclosed BLUE proxy card today.

•	Your Board of Directors strongly recommends that you DISCARD any white proxy card that you receive from Third Point, LLC. A “WITHHOLD” vote on their white proxy card is NOT a vote for your Board’s nominees.

•	Even if you have previously voted on the white proxy card you can still support your Company by voting FOR all proposals on the enclosed BLUE proxy card today.

•	Remember – only your latest dated proxy will determine how your shares are to be voted at the Annual Meeting.

•	If any of your shares are held in the name of a bank, broker or other nominee, contact the party responsible for your account and direct them to vote your shares FOR all of the proposals on the BLUE proxy card as soon as possible.

If you have questions or need assistance in voting your shares, please call our proxy solicitor:

Toll Free: 800-884-4705

Banks and Brokerage Firms please call: 201-806-7300